Exhibit 99.1 Amicus Therapeutics Announces Board Appointments Lynn D. Bleil Appointed to Board of Directors Michael G. Raab Named Lead Independent Director CRANBURY, NJ, September 11, 2018 – Amicus Therapeutics (Nasdaq: FOLD), a global biotechnology company focused on discovering, developing and delivering novel medicines for rare metabolic diseases, today announced the appointment of Lynn D. Bleil to its Board of Directors, effective immediately. Amicus also announced that current Director Michael G. Raab has been named Lead Independent Director. Mr. Raab will serve a three year term as Lead Director. John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc., stated, “We are very pleased to welcome Lynn Bleil to the Amicus Board of Directors. Lynn brings broad strategic expertise advising clients across the life sciences industry as one of McKinsey’s most senior healthcare partners. The passion, experience and leadership that Lynn brings will be of great value as we continue to build one of the world’s leading global biotechnology companies focused on rare diseases.” Mr. Crowley continued, “I am also pleased that Mike Raab will be assuming the role of Lead Independent Director. Mike has been an Amicus Board member since the company’s founding and led one of the initial venture investments in the Company. Mike also brings tremendous global leadership and commercial experience in the rare disease space, which will be invaluable to the future growth of Amicus. Finally, I would like to acknowledge the remarkable contribution that Don Hayden has made in his service as Lead Independent Director over the past 12 years. We would not have achieved the success we have had in building this company without Don’s counsel and leadership. He has been one of my greatest mentors and I look forward to his continued contribution as an Amicus Director.” Ms. Bleil has more than 25 years of experience in the healthcare sector, advising CEOs and Boards of leading healthcare companies on their most critical strategic, organizational and operational issues as a Senior Partner of McKinsey & Company. She has broad expertise in healthcare strategy, business development, go-to-market strategies, reimbursement and policy. Before retiring at the end of 2013, she led McKinsey & Company's West Coast Healthcare Practice, and was a core leader of McKinsey’s worldwide Healthcare Practice. Currently, Ms. Bleil serves on two public company healthcare Boards, including Sonova Holding AG and Stericycle, Inc. Previously, she served on the boards of DST Systems, Inc., and Auspex Pharmaceuticals until their sale to SS&C and Teva, respectively. She also serves on the Governing Board of Intermountain’s Park City Hospital. Ms. Bleil holds a bachelor's degree in chemical engineering from Princeton University, magna cum laude, and a master's degree in business administration from the Stanford Graduate School of Business, where she was an Arjay Miller Scholar. Ms. Bleil stated, “I am delighted to join the Amicus Therapeutics Board at such an exciting and important juncture, and look forward to working with the team to bring innovative therapies to patients in high need. I find Amicus’ mission and vision particularly inspiring.” About Amicus Therapeutics Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-centric biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare metabolic diseases. The cornerstone of the Amicus portfolio is Galafold® (migalastat), an oral precision medicine for people living with Fabry disease who have amenable GLA variants. The lead biologics program in the Amicus Therapeutics pipeline is AT-GAA, an investigational therapy for Pompe disease. Amicus Therapeutics is committed to advancing and expanding a robust pipeline of cutting-edge, first- or best-in-

class medicines for rare metabolic diseases. For more information please visit the company’s website at www.amicusrx.com. GALAFOLD INDICATIONS AND USAGE Galafold is indicated for the treatment of adults with a confirmed diagnosis of Fabry disease and an amenable galactosidase alpha gene (GLA) variant based on in vitro assay data. This indication is approved under accelerated approval based on reduction in kidney interstitial capillary cell globotriaosylceramide (KIC GL-3) substrate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials. U.S. IMPORTANT SAFETY INFORMATION ADVERSE REACTIONS The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia. USE IN SPECIFIC POPULATIONS There is insufficient clinical data on Galafold use in pregnant women to inform a drug-associated risk for major birth defects and miscarriage. Advise women of the potential risk to a fetus. It is not known if Galafold is present in human milk. Therefore, the developmental and health benefits of breastfeeding should be considered along with the mother’s clinical need for Galafold and any potential adverse effects on the breastfed child from Galafold or from the underlying maternal condition. Galafold is not recommended for use in patients with severe renal impairment or end-stage renal disease requiring dialysis. The safety and effectiveness of Galafold have not been established in pediatric patients. To report Suspected Adverse Reactions, contact Amicus Therapeuticsat 1-877-4AMICUS or FDA at 1- 800-FDA-1088 or www.fda.gov/medwatch. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/galafold.pdf. Forward-Looking Statements This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 as well as our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed August 7, 2018 with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. CONTACTS: Investors: Amicus Therapeutics Andrew Faughnan Associate Director, Investor Relations

afaughnan@amicusrx.com (609) 662-3809 Media / Multimedia Assets: Pure Communications Jennifer Paganelli jpaganelli@purecommunications.com (347) 658-8290 FOLD–G